                                                                    EXHIBIT 99.1


                             [INTEGRITY MEDIA LOGO]

For Immediate Release

                             INTEGRITY MEDIA REPORTS
                     HIGHER FIRST QUARTER SALES AND EARNINGS

          DILUTED EARNINGS PER SHARE INCREASE 50% FROM PRIOR-YEAR LEVEL

MOBILE, Alabama (May 5, 2003) - Integrity Media, Inc. (NASDAQ/NMS: ITGR), a media/communications company that produces, publishes and distributes Christian music, books and related products, today reported its operating results for the first quarter of 2003.

Net sales for the three months ended March 31, 2003 increased 20.6% to $18.6 million, compared with $15.4 million in the first quarter of 2002. Net income increased 49.6% to $516,000, or $0.09 per diluted share, in the most recent quarter, versus net income of $345,000, or $0.06 per diluted share, in the corresponding period of the previous year.

"Net cash provided by the Company's operating activities increased by 226% to $2.2 million during the first quarter, compared with $662,000 in the prior-year period," noted Don Ellington, Chief Financial Officer of Integrity Media, Inc. "Outstanding debt totaled $10.2 million, while cash and cash equivalents approximated $5.2 million, at March 31, 2003."

"Despite continued weakness in consumer spending and an economic environment characterized by uncertainty, we reported a 50% increase in first quarter earnings per share, a performance that was in line with management's expectations," commented P. Michael Coleman, President and Chief Executive Officer of Integrity Media, Inc. "We are pleased with our first quarter results, particularly in light of continued challenges within the recorded music industry and the overall weakness in the economy."

"On March 31, 2003, we acquired Sarepta Music Pty Ltd, a leading Christian music distributor and record label in South Africa. While our first quarter results did not include any sales from Sarepta, the acquisition expands the scope of our international operations in a vibrant and growing market for Christian music."

"We continue to be concerned about weakness in Christian bookstore (CBA) retail sales going into the second quarter, along with the overall health of the global economy," continued Coleman. "However, we are excited about upcoming releases by Integrity Music, Integrity Publishers and M2 Communications, and at the present time we remain comfortable with our previous guidance that diluted earnings per share should rise more than 15% to a range of $0.43 to $0.48 for the year ending December 31, 2003 (vs. $0.37 in 2002)."

Integrity Media, Inc. is a media/communications company that produces, publishes and distributes Christian music, books and related products. It is a producer and publisher of products that facilitate a Christian lifestyle. Integrity's products are sold primarily through retail stores and direct to consumers throughout the United States and in 167 other countries. The Company is headquartered in Mobile, Alabama, and its common stock is listed on The Nasdaq National Market under the symbol "ITGR". Information about Integrity, including financial and operating performance, is also available at the company's Web site, www.integritymedia.com/invest/financialpr.html.


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THE COMPANY WILL HOST A CONFERENCE CALL TO DISCUSS FIRST QUARTER RESULTS AND
OTHER SUBJECTS AT 11:30 A.M. EST TODAY. SHAREHOLDERS AND OTHER INTERESTED PARTIES MAY PARTICIPATE IN THE CONFERENCE CALL BY DIALING 800-360-9865 OR FOR INTERNATIONAL/LOCAL PARTICIPANTS BY DIALING 973-694-6836, A FEW MINUTES BEFORE 11:30 A.M. EST. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ379587410GF12.HTML. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE TWO HOURS AFTER THE COMPLETION OF THE CONFERENCE CALL FROM MAY 5, 2003 UNTIL MAY 12, 2003 BY DIALING 800-428-6051 FOR PARTICIPANTS IN THE US/CANADA OR FOR INTERNATIONAL/LOCAL PARTICIPANTS, CALL 973-709-2089 AND ENTERING THE CONFERENCE ID290346. THE CALL WILL ALSO BE ARCHIVED FOR 90 DAYS AT HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/ AJWZ379587410GF12.HTML.

Some of the statements contained in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, new products and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are: potentially changing consumer tastes and demands with respect to Christian music and books generally and praise and worship music, adult contemporary and pop/rock Christian music in particular; the effect on profit margins of a continued increase in the percentage of sales from retail sales; increases in the estimated cost of television advertising, including production costs and the cost of air time, all of which could materially affect the financial impact of the Songs4Worship series and God Will Make A Way Lifesystems and other television advertising initiatives; the success of the God Will Make A Way Lifesystems infomercial could fall below expectations; the public's interest in the Songs4Worship products could decline which could lead to revenues from the sale of these products falling significantly short of the Company's expectations; sales of the M2 Communications products could fall below expectations; the public's interest in the new Integrity iWorship products could fall below expectations; sales of Integrity Publishers products could fall below expectations; construction delays or overruns at the corporate campus; and the risks identified from time to time in Integrity's SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002. Any forward-looking statements represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


                                 For additional
                          information, please contact:

          Don Ellington, CFO of Integrity Media, Inc. at (251) 633-9000
                                       or
               RJ FALKNER & COMPANY, INVESTOR RELATIONS COUNSEL AT
              (800) 377-9893 OR VIA E-MAIL AT INFO@RJFALKNER.COM.


                          (FINANCIAL HIGHLIGHTS FOLLOW)



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INTEGRITY MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE DATA)


                                                                Three Months Ended March 31
                                                            ---------------------------------
                                                               2003                   2002
                                                            ---------               ---------
Net sales                                                   $  18,560               $  15,396
Cost of sales                                                   9,619                   8,177
                                                            ---------               ---------
Gross profit                                                    8,941                   7,219

Marketing and fulfillment expenses                              3,218                   2,744
General and administrative expenses                             4,695                   3,746
                                                            ---------               ---------
   Income from operations                                       1,028                     729

Other expenses
   Interest expense, net                                          102                      43
   Other expenses                                                  21                      54
                                                            ---------               ---------
   Income before minority interest and taxes                      905                     632

Provision for income taxes                                        329                     212
Minority interest, less applicable taxes                           60                      75
                                                            ---------               ---------
Net income                                                  $     516               $     345
                                                            =========               =========

Adjustments to determine comprehensive income
Foreign currency translation adjustments                          110                      67
                                                            ---------               ---------
Comprehensive income                                        $     626               $     412
                                                            =========               =========

Net income per share - Basic                                $    0.09               $    0.06
                                                            =========               =========

Net income per share - Diluted                              $    0.09               $    0.06
                                                            =========               =========

Weighted average number of shares outstanding
   Basic                                                        5,599                   5,585
   Diluted                                                      5,954                   6,006


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INTEGRITY MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                        Mar 31, 2003            Dec 31, 2002
                                                                                        ------------            -------------
                                                                                        (Unaudited)
ASSETS
Current Assets
   Cash                                                                                    $  5,181                $  4,821
   Trade receivables, less allowance for returns and doubtful accounts
   of $2,287 and $2,415                                                                       6,961                   6,842
   Other receivables                                                                            233                      67
   Inventories                                                                                5,527                   5,191
   Other current assets                                                                       4,416                   4,558
                                                                                           --------                --------
      Total current assets                                                                   22,318                  21,479

Property and equipment, net of accumulated depreciation of $6,248 and $6,055
                                                                                              8,703                   7,337
Product masters, net of accumulated amortization of $20,200 and $19,387
                                                                                              3,880                   3,806
Other assets                                                                                  8,140                   8,237
                                                                                           --------                --------
      Total assets                                                                         $ 43,041                $ 40,859
                                                                                           ========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Current portion of long-term debt                                                       $  2,690                $  2,690
   Line of Credit                                                                               500                       0
   Accounts payable and accrued expenses                                                      4,319                   5,298
   Royalties payable                                                                          6,443                   6,256
   Other current liabilities                                                                  2,462                     997
                                                                                           --------                --------
      Total current liabilities                                                              16,414                  15,241

Long-term debt                                                                                6,988                   6,780
Other long-term liabilities                                                                     268                     179
                                                                                           --------                --------
      Total liabilities                                                                      23,670                  22,200
                                                                                           --------                --------

Commitments and contingencies

Minority interest                                                                               665                     606
                                                                                           --------                --------

Stockholders' Equity
   Preferred stock, $.01 par value; 500,000 shares authorized, none
   issued and outstanding                                                                         0                       0
   Class A common stock, $.01 par value; 7,500,000 shares authorized;
   2,364,783 shares issued and outstanding                                                       24                      24
   Class B common stock, $.01 par value, 10,500,000 shares
   authorized; 3,385,000 shares issued and outstanding                                           34                      34
   Additional paid-in capital                                                                12,956                  12,956
   Unearned compensation                                                                       (452)                   (479)
   Retained earnings                                                                          5,968                   5,452
   Equity adjustments from foreign translation                                                  176                      66
                                                                                           --------                --------
      Total stockholders' equity                                                             18,706                  18,053
                                                                                           --------                --------
         Total liabilities and stockholders' equity                                        $ 43,041                $ 40,859
                                                                                           ========                ========


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